UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 4, 2015 (Date of earliest event reported)

ARC Document Solutions, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32407 (Commission File Number)	20-1700361 (IRS Employer Identification Number)

1981 N. Broadway, Walnut Creek, CA (Address of principal executive offices)		94596 (Zip Code)
(925) 949-5100 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 4, 2015, ARC Document Solutions, LLC, a subsidiary of ARC Document Solutions, Inc. (the “Company”) entered into an amendment to its Credit Agreement, initially dated as of November 20, 2014 (the “Credit Agreement”), with the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as administrative agent, (the “Credit Agreement Amendment”). The Credit Agreement Amendment amends the Credit Agreement by modifying the circumstances under which the composition of the Company’s board of directors could result in an event defined to be a “change of control” that would, in turn, cause an event of default to occur under the Credit Agreement.
The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment which is attached hereto and filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.
            99.1       Amendment to Credit Agreement, dated June 4, 2015, among ARC Document Solutions, LLC, Wells Fargo Bank, National Association, as administrative agent and the financial institutions party thereto as lenders.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2015	ARC DOCUMENT SOLUTIONS, INC. By: /s/ D. Jeffery Grimes D. Jeffery Grimes Vice President, Senior Corporate Counsel & Secretary